UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54684	26-4386951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See the disclosure under Item 2.03 of this report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of Registrant

On October 3, 2012, Global Income Trust, Inc. (“we” or the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Credit Agreement (the “JP Morgan Credit Facility”) dated as of March 24, 2011, with Global Income, LP, the Company’s operating partnership (the “Operating Partnership”), IN-104 Austin, LLC and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

The JP Morgan Credit Facility provides a revolving line of credit to the Operating Partnership, and future wholly owned subsidiaries of the Operating Partnership that are formed to acquire properties. Pursuant to the Third Amendment, the Lender’s commitment to make revolving loans under the JP Morgan Credit Facility was reduced from $25 million to $2.82 million. The Third Amendment also restricts, subject to certain exceptions, intercompany payments during an event of default. As a result of the decrease in the amount available under the JP Morgan Credit Facility, the Company will incur lower unused fees in connection with such line of credit in the future. The JPMorgan Credit Facility expires on March 24, 2013, unless extended. The Third Amendment does not change the other terms of the JP Morgan Credit Facility, as amended.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the documents related to the Credit Facility that are attached to this Current Report as Exhibits 10.1 and 10.2 and which are incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment dated October 3, 2012 to the Credit Agreement dated as of March 24, 2011, by and among, Global Income, LP, Global Income, Trust, Inc., IN-104 Austin, LLC and JPMorgan Chase Bank, N.A.

10.2	Second Amendment dated June 27, 2012 to the Credit Agreement dated as of March 24, 2011, by and among, Global Income, LP, Global Income, Trust, Inc., IN-104 Austin, LLC and JPMorgan Chase Bank, N.A.

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated April 27, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in our offering and as a result, the limited number of investments made; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; our ability to identify and close on suitable investments; and failure to maintain our REIT qualification. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 10, 2012	GLOBAL INCOME TRUST, INC.

	By:	/s/ Steve D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer